File Number 95686 672 53 8 0 3

91203803

STATE OF ILLINOIS

OFFICE OF THE SECRETARY OF STATE

91203803

DEPT-01 RECORDING $17.29
T#4444 TRAN 4684 05/01/91 15:55:00
#9651 # D *-91-203803
COOK COUNTY RECORDER

Whereas, ARTICLES OF INCORPORATION OF

DAUPHIN TECHNOLOGY, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

91203803

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, *I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this* 26th *day of* APRIL *A.D. 19*91 *and of the Independence of the United States the two hundred and* 15th.

SEAL OF THE STATE OF ILLINOIS AUG. 26TH 1818

George H Ryan

SECRETARY OF STATE

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ARTICLES OF INCORPORATION
OF
DAUPHIN TECHNOLOGY, INC.

We, the undersigned acting as incorporators of the Corporation under the Illinois Business Corporation Act, adopt the following Articles of Incorporation for such Corporation:

ARTICLE I
CORPORATE NAME

The name of the Corporation is DAUPHIN TECHNOLOGY, INC.

ARTICLE II
REGISTERED OFFICE AND AGENT

The address of the Corporation's initial registered agent is Thomas W. Rieck and the address of the initial registered office of the Corporation is 55 West Monroe Street, Suite 3390, Chicago, IL 60603.

ARTICLE III
GENERAL PURPOSES

The nature of the business and the objects and purposes of the Corporation is to engage in any lawful act or activity for which corporations may be incorporated under the Business Corporation Act of 1983, as amended, of the State of Illinois.

ARTICLE IV
AUTHORIZED SHARES

The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 110,000,000 shares which are divided into two classes as follows:

Class	Par Value Per Share	Number of Shares Authorized	Number of Shares Proposed to be issued	Consideration to be Received Therefor
Common	\$.001	100,000,000	10,000	\$200.00
Preferred	\$.01	10,000,000	-0-	-0-
			TOTAL	\$200.00

The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualification,

91203803

limitations or restrictions of the above classes of stock are as follows:

Preferred Stock

1. Issuance in Series. Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations as the Board of Directors may determine. All shares of any one series of Preferred Stock will be identical with each other in all respects, except that shares of one series issued at different times may differ as to dates from which dividends thereon may be cumulative. All series will rank equally and be identical in all respects, except as permitted by the following provisions of paragraph 2.

2. Authority of the Board with Respect to Series. The Board of Directors is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment thereto including, but not limited to, determination of any of the following:

(a) the distinctive serial designation and the number of shares constituting a series;

(b) the dividend rate or rates, whether dividends are cumulative and, if so, from which date, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(c) the voting powers, full or limited, if any, of the shares of the series;

(d) whether the shares are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

(e) the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the Preferred Stock;

(f) whether the shares are entitled to the benefit of a sinking or retirement fund to be applied to the

purchase or redemption of shares of a series and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

(g) whether the shares are convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

(h) any other preferences, privileges and powers, and relating participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the Board of Directors may deem advisable and as are not inconsistent with the provisions of this Certificate of Incorporation.

3. Dividends. Before any dividends on any class or classes of stock of the Corporation ranking junior to the Preferred Stock (other than dividends payable in shares of any class or classes of stock of the corporation ranking junior to the Preferred Stock) may be declared or paid or set apart for payment, the holders of shares of Preferred Stock of each series are entitled to such cash dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, as they may be adopted by the Board of Directors providing for the issue of the series, payable on such dates in each year as may be fixed in the resolution or resolutions. The term "class or classes of stock of the Corporation ranking junior to the Preferred Stock" means the Common Stock and any other class or classes of stock of the Corporation hereafter authorized which rank junior to the Preferred Stock as to dividends or upon liquidation.

4. Reacquired Shares. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation will have the status of authorized and unissued shares of Preferred Stock and may be reissued.

91203803

5. Voting Rights. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of

Preferred Stock the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever.

Common Stock

1. Dividends. Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to Stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger or any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this paragraph.

3. Voting Rights. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by him or record on the books of the corporation on all matters voted upon by the Stockholders.

4. No Pre-emptive Rights. The shareholders shall have no pre-emptive rights to acquire any securities of this Corporation.

5. No Cumulative Voting. The shareholders of the Company are not entitled to cumulative voting in connection with the shares of the Company's capital stock.

ARTICLE V
DIRECTORS

The number of directors constituting the initial Board of Directors of the Corporation is three (3) and the names and addresses of the persons who are to serve as directors until their successors are elected and shall qualify are:

Name	Residential Address
Alan S. K. Yong	1 N 756 Hillcrest West Chiacgo, IL 60185
Lucy Yong	1 N 756 Hillcrest West Chiacgo, IL 60185
Thomas W. Rieck	592 Provident Avenue Winnetka, IL 00093

NAMES AND ADDRESSES OF INCORPORATORS

The undersigned incorporators hereby declare, under penalty of perjury, that the statements in the foregoing Articles of Incorporation are true.

Dated: April 18, 1991.

[signature] Alan S. K. Yong	1 N 756 Hillcrest West Chiacgo, IL 60185
[signature] Lucy Yong	1 N 756 Hillcrest West Chicago, IL 60185
Thomas W Rieck Thomas W. Rieck	592 Provident Avenue Winnetka, IL 00093

91203803

FILED
APR 26 1991
GEORGE H. RYAN
SECRETARY OF STATE